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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: March 28, 2001
(Date of earliest event reported)
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GENCOR INDUSTRIES, INC.
(exact name of registrant as specified in its charter)

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Delaware 0-3821 59-0933147
(State or other (Commission File Number) (IRS Employer jurisdiction of Identification Incorporation or No.) organization)


5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810

(Address of principal executive offices, zip code)
(407) 290-6000
(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS

Gencor Industries, Inc., Orlando based manufacturer of industrial process machinery, announced today that it has reached an agreement in principle.

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with its lender group for the long term refinancing of the Company, and a consensual plan of reorganization. The terms of the agreement are considered by management to be favorable in all aspects to the Company, and will facilitate its early emergence from Chapter 11. The final agreement will be incorporated into a consensual plan to be presented to the Court next week.

Additionally, the Company announced today that a buyer has been selected and a final contract executed for the sale of its CPM Group which manufactures machinery primarily for the production of animal feed. The Court has approved the sale procedures and the Company expects the sale to close before May 30, 2001.

The Company considers these two events to be significant achievements in its efforts to reorganize the business around the construction equipment markets, which have been Gencor's primary business for the last 30 years. Management is extremely pleased that it was able to strike a mutually beneficial arrangement for the Company and it's lenders, but more importantly, that the agreement will be of great benefit to customers, vendors, and shareholders. "Under the consensual plan, the Company, on closing of the CPM sale will reduce its secured debt to less than $40 million from approximately $112 million less than a year ago. Such a plan is possible because the Lenders are adequately secured and the Company is enjoying good business and profitability". Under the consensual plan, which is subject to final Court approval, the Company's lenders and vendors will be paid in full over time without dilution to shareholder's equity.

Gencore Industries designs, manufactures and markets process machinery for the transportation, food and energy production industries. Products include machinery for the production of highway construction material, palletized animal feeds, edible oils, sugar, citrus juices, synthetic fuels and bio-mass energy as well as fuel refining and distilling equipment.

Information contained in the press release, other than historical information, may be considered forward-looking in nature. As such it is based upon certain assumptions and is subject to various risks and uncertainties, which may not be controllable, and which may cause actual results to differ materially from those contained in any forward-looking statements. Among the assumptions are those relating to the closing of the sale of the CPM Group, the approval by the Court of the consensual plan, and the repayment of obligations in accordance with the consensual plan.
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Further, there are risks and uncertainties associated with the Company's business and its industry generally, some of which are beyond the Company's control, and which include but are not limited to the robust nature of the construction equipment industry market, changes in domestic and international economic conditions and government regulation, political uncertainty in international markets where the Company does business, cyclical demand for the Company's products availability and cost of raw materials, demand for the Company's products and changes in the competitive environment. To the extent that any assumptions inherent herein prove to be incorrect, or risks and uncertainties develop that cause actual results to differ materially from those contained in any forward-looking statements, the Company could be adversely affected.


SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

(Registrant)

Date: April 10, 2001 By:   /s/ John E. Elliott
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John E. Elliott

Executive Vice President